Exhibit 99.1

SHAREHOLDER AGREEMENT
THIS SHAREHOLDER AGREEMENT (this “Agreement”) is entered into as of November 20, 2014, by and among MIDWESTONE FINANCIAL GROUP, INC., an Iowa corporation (“Acquiror”), Riverbank Insurance Center, Inc., a Wisconsin corporation (“Insurance Agency Shareholder”), CBS, LLC, a Minnesota limited liability company (“Trust Preferred Security Holder”), the undersigned holder (“Shareholder”) of all outstanding shares of the common stock, $1.00 par value per share (“Company Common Stock”), of Central Bancshares, Inc., a Minnesota corporation (“Company”), and John M. Morrison, an individual (“Individual”).
RECITALS
A.    Concurrently with the execution hereof, Acquiror and Company will enter into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Company shall merge with and into Acquiror, with Acquiror being the surviving corporation.
B.    Upon the effective time of the Merger (the “Effective Time”) and as a result thereof, Shareholder is expected to acquire 2,723,083 shares (as such number of shares may be adjusted pursuant to the Merger Agreement, the “Original Shares”) of Acquiror’s common stock, $1.00 par value per share (the “Acquiror Common Stock”).
C.    Each of Company, Shareholder, Insurance Agency Shareholder and Trust Preferred Security Holder are affiliated with, and under the control of, Individual.
D.    To induce Acquiror to enter into the Merger Agreement and complete the transactions contemplated thereby, each of Shareholder, Insurance Agency Holder, Trust Preferred Security Holder and Individual is willing to enter into this Agreement and be bound by its terms, and the parties hereto have agreed that it is in their mutual interests to enter into this Agreement.
AGREEMENTS
In consideration of the foregoing premises, which are incorporated herein by this reference, and the covenants and agreements of the parties herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:
Section 1.Definitions. All terms that are capitalized and used herein (and are not otherwise specifically defined herein) shall be used in this Agreement as defined in the Merger Agreement.
Section 2.    Representations and Warranties. Each of Shareholder, Insurance Agency Shareholder, Trust Preferred Security Holder and Individual represents and warrants for itself or himself to Acquiror that:
(a)    it or he has full power and authority to enter into and perform its or his obligations under this Agreement, and the execution and delivery of this Agreement by it or him has been duly authorized by all necessary action, and this Agreement constitutes a valid and binding obligation of it or him;
(b)    Shareholder has good and marketable title to all outstanding shares of the Company Common Stock, free and clear of all liens, encumbrances, and claims whatsoever, and, upon the Effective time, will have good and marketable title to all Original Shares, free and clear of all liens, encumbrances, and claims whatsoever;
(c)    Insurance Agency Shareholder has good and marketable title to 750 Class A units (the “Central Insurance Units”), of Central Insurance Agency, LLC (“Central Insurance”), free and clear of all liens, encumbrances, and claims whatsoever, which such units represent, and will represent at the time of the sale of such units as contemplated by Section 5 hereof, all of the issued and outstanding Class A units of Central Insurance and at least seventy-five percent (75%) of the issued and outstanding voting units of Central Insurance;
(d)    Trust Preferred Security Holder has good and marketable title to 3,000 of the preferred securities of CBI Capital Trust III (the “Trust Preferred Securities”), free and clear of all liens, encumbrances, and claims whatsoever, which such securities represent, and will represent at the time of the sale of such securities as contemplated by Section 4 hereof, all of the issued and outstanding preferred securities of CBI Capital Trust III;
(e)    Individual has good and marketable title to all outstanding shares of the capital stock of Insurance Agency Shareholder and all of the outstanding units of Trust Preferred Security Holder, each free and clear of all liens, encumbrances, and claims whatsoever;
(f)    it or he has beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of no shares of Acquiror Common Stock;
(g)    none of the execution and delivery of this Agreement by Shareholder, Insurance Agency Shareholder, Trust Preferred Security Holder or Invididual, or compliance by Shareholder, Insurance Agency Shareholder, Trust Preferred Security Holder or Individual with any of the provisions hereof, will conflict with or result in a breach of, or constitute a default (with or without notice of lapse of time or both) under, any provision of a note, bond, mortgage, indenture, lease or other agreement, instrument or law applicable to Shareholder, Insurance Agency Shareholder, Trust Preferred Security Holder or Individual; and
(h)    no consent, approval or authorization of, or designation, declaration or filing with, any governmental entity or other Person is required in connection with the valid execution and delivery of this Agreement, and no consent of Individual’s spouse is necessary under any “community property” or other laws in order for Shareholder, Insurance Agency Shareholder, Trust Preferred Security Holder or Individual to enter into and perform their respective obligations under this Agreement.
Section 3.    Approval of Merger. Promptly, and in no event later than five (5) days, following the date of this Agreement, Shareholder shall: (a) take all lawful action necessary to approve, by written consent (the “Written Consent”), the Merger Agreement and the transactions contemplated thereby; and (b) deliver such Written Consent to Company. Following the delivery of the Written Consent to Company, Shareholder hereby agrees that it shall not withdraw, amend, modify or in any other way change or negate its approval granted pursuant to the Written Consent. Shareholder further agrees that it shall not, with respect to the Merger Agreement and the transactions contemplated thereby, exercise or seek to exercise any dissenter’s rights to which it may be entitled pursuant to Sections 302A.471 and 302A.473 of the MBCA or any other appraisal, dissenters’ or similar rights to which it may be entitled under law.

Section 4.    Trust Preferred Securities.
(a)    Acquiror shall purchase and Trust Preferred Security Holder shall sell the Trust Preferred Securities, which such Trust Preferred Securities shall represent the entirety of the interest of Trust Preferred Security Holder, Shareholder, Insurance Agency Shareholder and Individual, and any of their respective Affiliates, in CBI Capital Trust III, for aggregate consideration equal to the liquidation amount of such securities plus accumulated and unpaid distributions on such securities through the date of purchase no later than the second (2nd) anniversary of the Effective Time, or, if earlier, promptly upon the occurrence of either of the following events:
(i)    the consummation of any Qualified Equity Offering (as defined below) or similar offering of debt securities by Acquiror in a capital-raising transaction; or
(ii)    the death of Individual.
(b)    From the Effective Time until such time as Acquiror has purchased the Trust Preferred Securities in accordance with Section 4(a), Acquiror shall pay Trust Preferred Security Holder, concurrently with any regular quarterly distribution paid on the Trust Preferred Securities, a quarterly premium, as set forth on Exhibit A attached hereto; provided, however, that the amount of any premium due pursuant to Exhibit A shall be adjusted equitably to account for any prior redemption (in whole or in part) of the Trust Preferred Securities.
Section 5.    Sale of Insurance Units. At or prior to the Closing of the Merger, Individual shall sell and Acquiror shall purchase the Central Insurance Units, which such units shall represent the entirety of Individual’s ownership interest in Central Insurance Agency and seventy-five percent (75%) of the issued and outstanding units of Central Insurance Agency, for aggregate consideration of $2,600,000. Any further agreement or understanding between Acquiror and Individual governing the sale of the Central Insurance Units (and any amendments thereof) shall contain such terms and conditions as are customary in similar arm’s-length transactions.
Section 6.    Regulatory Approvals. Shareholder shall use its reasonable best efforts to make or cause to be made, within thirty (30) days after the date of this Agreement, all appropriate filings with Regulatory Authorities for approval of the disposition of its shares of Company Common Stock and acquisition of shares of Acquiror Common Stock pursuant to the Merger Agreement, including the preparation of an application or any amendment thereto or any other required statements or documents filed or to be filed by any party with: (a) the Federal Reserve pursuant to the BHCA; (b) the Iowa Division pursuant to the Iowa Statutes; and (c) any other Person or Regulatory Authority pursuant to any applicable Legal Requirement. Shareholder shall pursue in good faith the regulatory approvals referenced in the preceding sentence. In advance of any filing made under this Section 6, Acquiror and its counsel shall be provided with the opportunity to comment thereon, and Shareholder agrees promptly to advise Acquiror and its counsel of any material communication received by it or its counsel from any Regulatory Authorities with respect to such filings, and to provide copies of any such written communication to Acquiror and its counsel.
Section 7.    Certain Prohibited Actions.
(a)    Unless approved in advance in writing by the board of directors of Acquiror (the “Board”), each of Shareholder, Insurance Agency Shareholder, Trust Preferred Security Holder and Individual agrees that neither it or he nor any of its or his Representatives acting on behalf of or in concert with it or him (or any of its or his Representatives) will, until the Expiration Date, directly or indirectly:

(i)    make any proposal to the Board, any of Acquiror’s Representatives or any of Acquiror’s shareholders regarding, or make any public announcement, proposal or offer (including any “solicitation” of “proxies” as such terms are defined or used in Regulation 14A of the Exchange Act with respect to, or otherwise solicit, seek or offer to effect (including, for the avoidance of doubt, indirectly by means of communication with the press or media): (A) any business combination, merger, tender offer, exchange offer or similar transaction involving Acquiror or any of its Subsidiaries; (B) any restructuring, recapitalization, liquidation or similar transaction involving Acquiror or any of its Subsidiaries; (C) any acquisition of any of Acquiror’s loans, debt securities, equity securities or assets, or rights or options to acquire interests in any of Acquiror’s loans, debt securities, equity securities or assets; (D) except with respect to the representation described in the Merger Agreement, any proposal to seek representation on the Board or otherwise seek to control or influence the management, board of directors or policies of any of Acquiror or its Subsidiaries; (E) any request or proposal to waive, terminate or amend the provisions of this Agreement; or (F) any proposal, arrangement or other statement that is inconsistent with the terms of this Agreement, including this Section 7;
(ii)    instigate, encourage or assist any third party (including forming a “group,” as defined under the Exchange Act (a “Group”), with any such third party) to do, or enter into any discussions or agreements with any third party with respect to, any of the actions set forth in this Section 7;
(iii)    take any action which would reasonably be expected to require Acquiror or any of its Affiliates or Representatives to make a public announcement regarding any of the actions set forth in this Section 7; or
(iv)    acquire (or propose or agree to acquire), of record or beneficially, by purchase or otherwise, any loans, debt securities, equity securities or assets of Acquiror or any of its Subsidiaries, or rights or options to acquire interests in any of Acquiror’s loans, debt securities, equity securities or assets.
(b)    Notwithstanding the foregoing provisions of this Section 7, the restrictions set forth in this Section 7 shall (i) terminate and be of no further force and effect if Acquiror enters into a definitive agreement with respect to, or publicly announces that it plans to enter into, a transaction involving all or a controlling portion of Acquiror’s equity securities or all or substantially all of Acquiror’s assets (whether by merger, consolidation, business combination, tender or exchange offer, recapitalization, restructuring, sale, equity issuance or otherwise); and (ii) not prohibit Individual from taking any actions in his capacity as a director of Acquiror that he concludes, upon advice of counsel, are necessary to comply with his fiduciary duties to Acquiror.
Section 8.    Acquisition of Additional Acquiror Common Stock and Voting of Shares.
(a)    From the date of this Agreement through the Expiration Date, and without the prior approval of Acquiror, each of Shareholder, Insurance Agency Shareholder, Trust Preferred Security Holder and Individual covenants and agrees not to, and shall cause its or his Affiliates not to, directly or indirectly, alone or in concert with any other Affiliate, Group or other Person acquire, offer or propose to acquire or agree to acquire, directly or indirectly, the beneficial ownership of, or the right to vote, any voting securities of Acquiror in addition to the Original Shares.
(b)    For purposes of this Section 8, the following shall not be deemed acquisitions of beneficial ownership of Acquiror Common Stock in violation of the provisions of Section 8(a):

(i)    any acquisition approved in advance by, or caused by the action of, the Board;
(ii)    any increase in percentage ownership of Acquiror Common Stock due to a redemption or repurchase by Acquiror of any of outstanding Acquiror Common Stock; or
(iii)    acquisitions permitted by this Agreement.
(c)    Each of Shareholder, Insurance Agency Shareholder, Trust Preferred Security Holder and Individual agrees to cause its or his shares of Acquiror Common Stock to be represented either in person or by proxy at all meetings of Acquiror’s shareholders indicated below so that all shares may be counted for purposes of determining the presence of a quorum at such meetings and to vote the shares of Acquiror Common Stock beneficially owned by it or him, and to cause any holder of record of shares of Acquiror Common Stock under its or his control, to vote, either in person or by proxy, or execute a written consent or consents if any class of shareholders of Acquiror is requested to vote their shares of Acquiror Common Stock through the execution of an action by written consent in lieu of any such annual or special meetings of such class of shareholders of Acquiror:
(i)    through Acquiror’s 2018 annual meeting of shareholders, in favor of all of the nominees to the Board as approved by the Board; provided, however, that the nominees to the Board shall include those Persons required to be appointed to the Board pursuant the Merger Agreement;
(ii)    through Acquiror’s 2017 annual meeting of shareholders, in favor of all proposals of the Board as approved by the Board; provided, however, that none of Shareholder, Insurance Agency Shareholder, Trust Preferred Security Holder or Individual shall be obligated to vote in favor of any proposal if such proposal adversely affects its or his interests in particular (as distinct from the interests of the shareholders of Acquiror, as a whole); and
(iii)    through Acquiror’s 2017 annual meeting of shareholders, against any shareholder proposal not approved by the Board or recommended by the Board for approval by Acquiror’s shareholders.
Section 9.    Preemptive Rights.
(a)    Until the first to occur of the third (3rd) anniversary of the date of this Agreement and the date on which Shareholder and Individual beneficially own less than ten percent (10.0%) of the outstanding Acquiror Common Stock, if Acquiror at any time or from time to time makes a Qualified Equity Offering, Shareholder and Individual shall be afforded the opportunity to acquire securities from Acquiror in the Qualified Equity Offering, for the same price and on the same terms as such securities are proposed to be offered to others, in the aggregate up to the amount of New Stock required to enable it or him to maintain its or his Investor Percentage Interest. Notwithstanding the foregoing, the preemptive rights granted pursuant to this Section 9 shall not apply with respect to any party, if, at the time of a Qualified Equity Offering, such party is not an “accredited investor,” as that term is then defined in Rule 501(a) under the Securities Act, and such Qualified Equity Offering is otherwise being offered only to accredited investors.
(b)    If Acquiror intends to make a Qualified Equity Offering that is an underwritten public offering (other than a Shelf Offering) or a private offering made to Qualified Institutional Buyers (as defined in Rule 144A under the Securities Act) for resale pursuant to Rule 144A under the Securities Act, then no later than five (5) Business Days after the initial filing of a registration statement with the SEC with respect to such underwritten public offering or the commencement of marketing with respect to such

Rule 144A offering, it shall give Shareholder and Individual written notice of its intention describing, to the extent then known, the anticipated amount of securities, range of prices, timing and other material terms of such offering.  Shareholder and Individual shall have ten (10) calendar days from the date of receipt of any such notice to notify Acquiror in writing that it or he intends to exercise such preemptive purchase rights and as to the amount of New Stock it or he desires to purchase, up to the maximum amount calculated pursuant to Section 9(a) (the “Designated Stock”). Such notice shall constitute a nonbinding indication of interest of Shareholder or Individual to purchase the Designated Stock so specified at the range of prices and other terms set forth in Acquiror’s notice.  The failure to respond during such ten (10) calendar day period shall constitute a waiver of preemptive rights in respect of such offering.
(c)    If Acquiror proposes to make a Qualified Equity Offering that is: (i) a Shelf Offering; or (ii) not an underwritten public offering or Rule 144A offering (a “Private Placement”), Acquiror shall give Shareholder and Individual written notice of its intention, describing, to the extent then known, the anticipated amount of securities, price and other material terms upon which Acquiror proposes to offer the same.  Shareholder and Individual shall have ten (10) calendar days from the date of receipt of the notice required by the immediately preceding sentence to notify Acquiror in writing that it or he intends to exercise such preemptive purchase rights and as to the amount of Designated Stock it or he desires to purchase, up to the maximum amount calculated pursuant to Section 9(a).  Such notice shall constitute the binding agreement of Shareholder or Individual to purchase the amount of Designated Stock so specified (or a proportionately lesser amount if the amount of New Stock to be offered in such Shelf Offering or Private Placement is subsequently reduced) upon the price and other terms set forth in Acquiror’s notice.  The failure to respond during such ten (10) calendar day period shall constitute a waiver of the preemptive rights in respect of such offering.
(d)    If Shareholder or Individual exercises its or his preemptive purchase rights provided in Section 9(b), Acquiror shall offer it or him, if such underwritten public offering or Rule 144A offering is consummated, the Designated Stock (as adjusted to reflect the actual size of such offering when priced) at the same price as the New Stock is offered to the underwriters or initial purchasers, as applicable, and shall provide written notice of such price to Shareholder or Individual as soon as practicable prior to such consummation.  Contemporaneously with the execution of any underwriting agreement or purchase agreement entered into between Acquiror and the underwriters or initial purchasers, respectively, of such underwritten public offering or Rule 144A offering, respectively, Shareholder or Individual shall enter into an instrument in form and substance reasonably satisfactory to Acquiror acknowledging such party’s binding obligations to purchase the Designated Stock to be acquired by it or him and containing representations, warranties and agreements of it or him that are customary in private placement transactions, and the failure to enter into such an instrument at or prior to such time shall constitute a waiver of preemptive rights in respect of such offering.  Any offers and sales pursuant to this Section 9 in the context of a registered public offering shall be also conditioned on reasonably acceptable representations and warranties of Shareholder or Individual regarding its or his status as the type of offeree to whom a private sale can be made concurrently with a registered offering in compliance with applicable securities laws.
(e)    If Shareholder or Individual exercises its or his preemptive rights provided in Section 9(c), the closing of the purchase of the New Stock with respect to which such right has been exercised shall be conditioned on the consummation of the Shelf Offering or Private Placement giving rise to such preemptive purchase rights and shall take place simultaneously with the closing of the Shelf Offering or Private Placement or on such other date as Acquiror and Shareholder or Individual, as applicable, shall agree in writing; provided, that the actual amount of Designated Stock to be sold to Shareholder or Individual pursuant to the exercise of preemptive rights hereunder shall be reduced proportionately if the aggregate amount of New Stock sold in the Shelf Offering or Private Placement is reduced and, at the option of

Shareholder or Individual, as applicable (to be exercised by delivery of written notice to Acquiror within five (5) Business Days of receipt of notice of such increase), shall be increased proportionately if such aggregate amount of New Stock sold in the Shelf Offering or Private Placement is increased.  In connection with the purchase of Designated Stock in conjunction with a Private Placement, Shareholder or Individual shall execute an instrument in form and substance reasonably satisfactory to Acquiror containing representations, warranties and agreements of such party that are customary for private placement transactions. Contemporaneously with the execution of any underwriting agreement entered into between Acquiror and the underwriters of any Shelf Offering, Shareholder or Individual shall enter into an instrument in form and substance reasonably satisfactory to Acquiror acknowledging such party’s binding obligations to purchase the Designated Stock to be acquired by it or him and containing representations, warranties and agreements of it or him that are customary in private placement transactions, and the failure to enter into such an instrument at or prior to such time shall constitute a waiver of preemptive rights in respect of such offering.  Any offers and sales pursuant to this Section 9 in the context of a Shelf Offering shall be also conditioned on reasonably acceptable representations and warranties of Shareholder or Individual regarding its or his status as the type of offeree to whom a private sale can be made concurrently with a registered offering in compliance with applicable securities laws.
(f)    Notwithstanding anything in this Agreement to the contrary, in the event that Shareholder’s or Individual’s participation in any Qualified Equity Offering pursuant to the terms of this Section 9 would require the approval of Acquiror’s shareholders pursuant to the applicable listing and corporate governance rules and regulations of NASDAQ or any other national securities exchange on which securities of Acquiror are listed, Shareholder or Individual may participate in such Qualified Equity Offering only on such terms and conditions as would obviate Acquiror’s obligation to obtain such shareholder approval, it being understood that such terms and conditions may differ from those pursuant to which other Persons participate in the applicable Qualified Equity Offering.
(g)    Upon the expiration of the offering periods described above, Acquiror shall be entitled to sell such stock or securities which Shareholder or Individual have not elected to purchase during the ninety (90) days following such expiration at a price not less and on other terms and conditions not more favorable to the purchasers thereof than that offered to Shareholder and Individual.  Any stock or securities offered or sold by Acquiror after such ninety (90) day period must be reoffered to Shareholder and Individual pursuant to the terms of this Section 9.
(h)    Neither Shareholder nor Individual shall have any rights to participate in the negotiation of the proposed terms of any Private Placement, underwritten public offering or Rule 144A offering.
(i)    Acquiror, Shareholder and Individual shall cooperate in good faith to facilitate the exercise of the preemptive rights granted hereunder, including securing any required approvals or consents, in a manner that does not jeopardize the timing, marketing, pricing or execution of any offering of Acquiror’s securities.
(j)    For the avoidance of doubt, nothing set forth in this Section 9 shall confer upon Shareholder or Individual the right to purchase any shares of any equity securities of Acquiror other than Acquiror Common Stock or other securities convertible into or exchangeable for shares of Acquiror Common Stock or which have voting rights or participation features with Acquiror Common Stock.
(k)    Each of Shareholder and Individual acknowledges that any information pertaining to any Qualified Equity Offering of which it is notified pursuant to this Section 9, including the existence or mere contemplation of such Qualified Equity Offering, is confidential and the disclosure of such information could adversely impact the operations of Acquiror. Accordingly, each of Shareholder and Individual agrees that it or he shall keep any such information confidential, and that the receipt of any such notice provided pursuant to this Section 9 shall constitute an enforceable agreement upon the recipient intended for Acquiror’s benefit that: (i) the information contained in such notice and other information regarding the applicable Qualified Equity Offering provided to such recipient by Acquiror or its Representatives, either orally or in writing, is proprietary to Acquiror; (ii) the recipient will maintain the confidentiality of such notice or other information regarding the applicable Qualified Equity Offering; (iii) the recipient will not reproduce or distribute such notice or other information regarding the applicable Qualified Equity Offering for any purpose other than to evaluate the exercise of the recipient’s rights pursuant to this Section 9; and (iv) the recipient will promptly return all copies of such notice any other information regarding the applicable Qualified Equity Offering to Acquiror upon request.
(l)    For the purposes of this Section 9, the following terms shall have the following meanings:
(i)    “Investor Percentage Interest” means the aggregate percentage beneficial ownership of a party of the outstanding shares of Acquiror Common Stock on the date of determination.
(ii)    “New Stock” means Acquiror Common Stock, or securities convertible into or exchangeable for Acquiror Common Stock or which have voting rights or participation features with Acquiror Common Stock, in either case offered in a public or nonpublic offering by Acquiror.
(iii)    “Qualified Equity Offering” means a public or nonpublic offering of New Stock solely for cash; provided, however, that none of the following offerings shall constitute a Qualified Equity Offering: (A)  any offering pursuant to any stock purchase plan, stock ownership plan, stock option or equity compensation plan or other similar plan where stock is being issued or offered to a trust, other entity or otherwise, to or for the benefit of any employees, potential employees, officers or directors of Acquiror; or (B) any offering made as consideration pursuant to an acquisition (whether structured as a merger or otherwise), a partnership or joint venture or strategic alliance or investment by Acquiror or similar noncapital raising transaction (but not an offering to raise capital to fund an acquisition).
(iv)    “Shelf Offering” means a Qualified Equity Offering conducted pursuant to Rule 415 promulgated by the SEC pursuant to the Securities Act.
Section 10.    Additional Shares. Each of Shareholder, Insurance Agency Shareholder, Trust Preferred Security Holder and Individual agrees that all shares of Acquiror Common Stock that it or he purchases, acquires the right to vote or otherwise acquires beneficial ownership after the Effective Time shall be subject to the terms of this Agreement.
Section 11.    Sale of Shares.
(a)    Each of Shareholder, Insurance Agency Shareholder, Trust Preferred Security Holder and Individual agrees that, from the date of this Agreement through and including the first (1st) anniversary of the Effective Time (the “Lock-Up Period”), it or he will not, without the prior approval of Acquiror, sell, offer, agree to sell, contract to sell, hypothecate, pledge, grant any option to purchase, make any short sale or otherwise dispose of or hedge, directly or indirectly, any shares of Aquiror Common Stock or securities convertible into, exchangeable or exercisable for any shares of Acquiror Common Stock or any other securities of Acquiror that are substantially similar to the Acquiror Common Stock, whether now owned or hereafter acquired or beneficially owned by Shareholder, Insurance Agency Shareholder, Trust Preferred Security Holder or Individual or publicly announce an intention to do any of the foregoing.

(b)    In the event that Shareholder, Insurance Agency Shareholder, Trust Preferred Security Holder or Individual (“Selling Shareholder”) shall at any time following the expiration of the Lock-Up Period, desire to sell, offer, agree to sell, contract to sell, hypothecate, pledge, grant any option to purchase, make any short sale or otherwise dispose of or otherwise transfer any shares of Acquiror Common Stock (or any interest therein) in a privately negotiated transaction to a bona fide purchaser for value (“Offeror”), such Selling Shareholder may sell all or any portion of its or his shares of Acquiror Common Stock only provided that all of the following conditions are met:
(i)    Selling Shareholder shall first obtain from Offeror a written offer (the “Offer”) setting forth the shares of Acquiror Common Stock to be purchased (the “Offered Shares”), the price per share, the proposed closing date of any sale and the other material terms of the purchase. If the price includes noncash consideration, then the noncash consideration shall also be expressed in an amount equal to its cash equivalent value. The Offer shall be signed by Offeror and shall state the name and address of Offeror.
(ii)    Within ten (10) days after receipt of the Offer, Selling Shareholder shall give written notice (the “Offer Notice”) to Acquiror of said Selling Shareholder’s intent to sell the Offered Shares, and shall attach a copy of the Offer to each Offer Notice. In the event there is a subsequent material modification of the Offer, Selling Shareholder shall send a new Offer Notice and the periods and options set forth below shall recommence in connection with such new Offer Notice.
(iii)    For a period of thirty (30) days after the Offer Notice is delivered to Acquiror, Acquiror shall have the option to purchase all or any portion of the Offered Shares. Such option shall be exercised, if at all, by written notice from Acquiror to Selling Shareholder. Any sales to Acquiror pursuant to this Section 11(b) shall be made in accordance with the terms of the Offer and, to the extent not inconsistent with the Offer, in accordance with Section 11(b)(v).
(iv)    If all of the Offered Shares are not purchased by Acquiror, then Selling Shareholder may, within sixty (60) days after the expiration of the purchase option rights of Acquiror, sell or transfer any Offered Shares not purchased by Acquiror to Offeror in accordance with the terms of the Offer. If Selling Shareholder fails to sell or transfer the remaining Offered Shares in accordance with the terms of the Offer and within the time frame set forth in this Section 11(b)(iv), then such Offered Shares shall again become subject to all the restrictions of this Section 11.
(v)     In the event of the exercise of any purchase option right pursuant to this Section 11(b), the closing of such purchase shall take place as soon as reasonably practicable, but in no event more than thirty (30) days after the final exercise of that purchase option right by the due and proper giving of notice thereof. At such closing, Acquiror shall pay the applicable price to Selling Shareholder in cash or other immediately available funds, and Selling Shareholder shall transfer, assign and convey the applicable shares of Acquiror Common Stock to Acquiror, free and clear of all liens, claims, charges, restrictions, pledges, security interests and other encumbrances and title defects, by delivery to Acquiror of an instrument in form and content reasonably satisfactory to Acquiror, together with such customary or related documents, including customary representations and warranties and other evidence of good title (such as, without limitation, UCC, judgment and tax lien searches or a sworn certificate of Selling Shareholder) as Acquiror may reasonably request.
(c)    In the event that Selling Shareholder shall at any time following the expiration of the Lock-Up Period, desire to sell, offer, agree to sell, contract to sell, hypothecate, pledge, grant any option to purchase, make any short sale or otherwise dispose of or otherwise transfer any shares of Acquiror

Common Stock (or any interest therein) on a national securities exchange (or, if the Acquiror Common Stock is not listed on a national securities exchange, on an over-the-counter market), such Selling Shareholder may sell all or any portion of its or his shares of Acquiror Common Stock only provided that all of the following conditions are met:
(i)    At least ten (10) days prior to selling any shares of Acquiror Common Stock on a national securities exchange or over-the-counter market, Selling Shareholder shall give written notice (the “Exchange Sale Notice”) to Acquiror setting forth the shares of Acquiror Common Stock that Selling Shareholder desires to sell on a national securities exchange or over-the-counter market (the “Exchange Sale Shares”), the proposed date of the contemplated sale (the “Proposed Exchange Sale Date”) and any other material terms of the proposed sale of the Exchange Sale Shares.
(ii)    Following receipt of the Exchange Sale Notice and until 11:59 p.m., Central Time, on the day immediately preceding the Proposed Exchange Sale Date, Acquiror shall have the option to purchase all or a portion of the Exchange Sale Shares at a price, and upon such terms and conditions, as may be reasonably agreed upon by Acquiror and Selling Shareholder in good faith; provided, however, that in the event that Acquiror shall provide Selling Shareholder with a written offer to purchase, within five (5) days of such offer, for cash or other immediately available funds any or all Exchange Sale Shares at a price equal to or exceeding the greater of: (A) the closing price reported in the consolidated reporting system (or the last sale reported in the over-the-counter market, if Acquiror Common Stock is not listed on a national securities exchange) on the Business Day immediately preceding such offer; or (B) any limit price set forth in the applicable Exchange Sale Notice, Selling Shareholder shall accept such offer. Acquiror’s option shall be exercised, if at all, by written notice from Acquiror to Selling Shareholder.
(iii)    If all of the Exchange Sale Shares are not purchased by Acquiror, then Selling Shareholder may, for a period of five (5) Business Days beginning on the Proposed Exchange Sale Date, sell or transfer any Exchange Sale Shares not purchased by Acquiror in accordance with the terms set forth in the Exchange Sale Notice. If Selling Shareholder fails to sell or transfer the remaining Exchange Sale Shares in accordance with the terms of the Exchange Sale Notice and within the time frame set forth in this Section 11(c)(iii), then such Exchange Sale Shares shall again become subject to all the restrictions of this Section 11.
(iv)    In the event of the exercise of any purchase option right pursuant to this Section 11(c), the closing of such purchase shall take place as soon as reasonably practicable, but in no event more than five (5) days after the final exercise of that purchase option right by the due and proper giving of notice thereof. At such closing, Acquiror shall pay the applicable price to Selling Shareholder in cash or other immediately available funds, and Selling Shareholder shall transfer, assign and convey the applicable shares of Acquiror Common Stock to Acquiror, free and clear of all liens, claims, charges, restrictions, pledges, security interests and other encumbrances and title defects, by delivery to Acquiror of an instrument in form and content reasonably satisfactory to Acquiror, together with such customary or related documents, including customary representations and warranties and other evidence of good title (such as, without limitation, UCC, judgment and tax lien searches or a sworn certificate of Selling Shareholder) as Acquiror may reasonably request.
(d)    Each of Shareholder, Insurance Agency Shareholder, Trust Preferred Security Holder and Individual agrees and consents to the entry of stop transfer instructions with Acquiror and its transfer agent and registrar against the transfer of any shares of Acquiror Common Stock acquired by Shareholder, Insurance Agency Shareholder, Trust Preferred Security Holder or Individual, except in compliance with the foregoing restrictions. In furtherance of the foregoing, Acquiror is hereby authorized to decline to make or authorize any transfer of securities if such transfer would constitute a violation or breach of this Agreement.
(e)    Notwithstanding the foregoing, each of Shareholder, Insurance Agency Shareholder, Trust Preferred Security Holder and Individual may transfer shares of the Acquiror Common Stock: (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein (unless the donee or donees, in the aggregate with the trusts set forth below in (ii), own less than 10% of the Acquiror Common Stock, in which case such party does not need to agree to be bound in writing to the restrictions set forth herein); (ii) to any trust for the direct or indirect benefit of an immediate family member, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein (unless the trust or trusts, in the aggregate along with the donees above in (i), own less than 10% of the Acquiror Common Stock, in which case such party does not need to agree to be bound in writing to the restrictions set forth herein), and provided further that any such transfer shall not involve a disposition for value; (iii) to Acquiror in payment of the exercise price of stock options and/or applicable withholding taxes for such options (and the withholding of shares by Acquiror to satisfy withholding taxes shall not be deemed a transfer restricted by this Agreement) or (iv) after the 180th day following the Effective Time, pursuant to a registration under the Securities Act effected pursuant to Section 14 hereof in which case this Section 12 shall not apply. For purposes of this Agreement, “immediate family member” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.
(f)    Each of Shareholder, Insurance Agency Shareholder, Trust Preferred Security Holder and Individual agrees that, if, at any time prior to the Effective Time, it or he sells or otherwise transfers any shares of Company Common Stock, the Central Insurance Units or the Trust Preferred Securities to any Person other than Acquiror, it or he will require as a condition to that sale that such Person become a party to this Agreement and such Person shall thereafter be treated under this Agreement the same as Shareholder, Insurance Agency Shareholder, Trust Preferred Security Holder or Individual, as applicable.
(g)    Each of Shareholder, Insurance Agency Shareholder, Trust Preferred Security Holder and Individual agrees that, if, at any time after the Effective Time but prior to the Expiration Date, it or he sells or otherwise transfers any shares of Acquiror Common Stock to any single Person or Group that will beneficially own ten percent (10%) or more of the Acquiror Common Stock after such sale (in either case, a “Block Purchaser”), other than Acquiror, it or he will require as a condition to that sale that the Block Purchaser become a party to this Agreement and the Block Purchaser shall thereafter be treated under this Agreement the same as Shareholder, Insurance Agency Shareholder, Trust Preferred Security Holder or Individual, as applicable (except with respect to any obligations of Trust Preferred Security Holder pursuant to Section 4 hereof, which shall remain the obligation of Trust Preferred Security Holder and any obligations of Insurance Agency Shareholder pursuant to Section 5 hereof, which shall remain the obligation of Insurance Agency Holder. Trust Preferred Security Holder further agrees that if, at any time after the Effective Time, it sells or otherwise transfers the Trust Preferred Securities to any Person other than Acquiror, it will require as a condition to that sale that such Person become a party to this Agreement and such Person shall thereafter be treated under this Agreement the same as Trust Preferred Security Holder. Notwithstanding the foregoing, this Section 11(g) shall not apply to any sales of Acquiror Common Stock pursuant to a registration effected pursuant to Section 13 hereof.
Section 12.    Merger Closing Certificate. At the Closing of the Merger, Shareholder, Insurance Agency Shareholder, Trust Preferred Security Holder and Individual shall deliver or cause to be delivered to Acquiror a certificate executed by Shareholder, Insurance Agency Shareholder, Trust Preferred Security Holder and Individual dated the Closing Date stating that: (i) all of the representations and warranties of Shareholder, Insurance Agency Shareholder, Trust Preferred Security Holder and Individual set forth in this Agreement are true and correct in all material respects on the Closing Date; and (ii) each and all of the covenants and agreements of Shareholder, Insurance Agency Shareholder, Trust Preferred Security Holder and Individual to be performed or complied with at or prior to the Closing pursuant to this Agreement have been duly performed or complied with in all material respects by Shareholder, Insurance Agency Shareholder, Trust Preferred Security Holder and Individual.
Section 13.    Registration Rights.
(a)    Following the 180th day after the Effective Time, upon the receipt of the written request of a Holder requesting that Acquiror effect the registration under Section 5 of the Securities Act of the offering of all or any portion of the Holder’s Registrable Securities satisfying the requirements of this Section 13(a) and specifying the intended method of disposition thereof and whether or not such requested registration is to be an underwritten public offering, Acquiror will use its best efforts to effect the registration under the Securities Act of the Registrable Securities which Acquiror has been so requested to register. Registrations under this Section 13(a) shall be on such appropriate registration form of the SEC: (i) as shall be selected by Acquiror; and (ii) as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in their request for such registration. Aquiror shall have no obligation to effect a registration under this Section 13(a) on behalf of the Holders of Registrable Securities electing to participate in such offering unless the expected gross proceeds from such offering exceed $10,000,000. Acquiror will pay all Registration Expenses in connection with any registration requested pursuant to this Section 13(a).
(b)    If Acquiror, following the 180th day after the Effective Time, (other than pursuant to Sections 13(a) or (c)), proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Form S‑4, Form S‑8 or any similar successor forms) (a “Piggyback Registration”), each such time it will give prompt written notice to such effect to all Holders at least thirty (30) days prior to such filing. Upon the written request of any Holder, received by Acquiror within twenty (20) days after the giving of any such notice by Acquiror, to register any of such Holder’s Registrable Securities, Acquiror will, subject to Section 13(g), cause all Registrable Securities as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by Acquiror, all to the extent requisite to permit the sale or other disposition by the Holder of such Registrable Securities so registered. Acquiror will pay all Registration Expenses in connection with any registration requested pursuant to this Section 13(b). Notwithstanding the foregoing provisions:
(i)    Acquiror may withdraw any registration statement referred to in this Section 13(b) without thereby incurring any liability to the Holders of Registrable Securities; and
(ii)    if: (A) a registration pursuant to this Section 13(b) involves an underwritten public offering of the securities so being registered, whether or not for sale for the account of Acquiror, to be distributed by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction; and (B) the managing underwriter or underwriters of such underwritten public offering shall inform Acquiror and the Holders requesting such registration in writing that, in the opinion of such underwriter or underwriters, the number or dollar amount of securities requested to be included in such registration exceeds the number or dollar amount which can be sold in (or during the time of) such offering at a price reasonably acceptable to Acquiror (or, if such registration involves an offering of securities pursuant to a demand by such holders under rights of such holders similar to the rights granted to the Holders under Section 13(a), reasonably acceptable to the holders of such rights, as the case may be), then Acquiror will include in such registration, to the extent of the number or dollar amount which Acquiror is so advised can be sold in (or during the time of) such offering: (1) first, all securities proposed by Acquiror to be sold for its own account; (2) second, all securities of Acquiror proposed to be sold by holders pursuant to registration rights (including Registrable Securities requested to be included by Holders pursuant to this Section 14(b) and other securities proposed to be sold by holders pursuant to a demand by such holders under rights of such holders similar to the rights granted to the Holders under Section 13(a)) pro rata on the basis of the percentage of the securities of Acquiror held by each holder that has requested that securities be included in such registration; and (3) third, all other securities of Acquiror requested to be included in such registration pro rata on the basis of the numbers of such securities so requested to be included.
(c)    In addition to the rights under Sections 13(a) and (b) hereof, if at any time following the 180th day after the Effective Time:
(i)    a Holder or Holders request that Acquiror file a registration statement on Form S-3 or any successor thereto for a public offering of all or any portion of the Registrable Securities held by such requesting Holder or Holders, the reasonably anticipated aggregate price to the public of which would exceed $10,000,000; and
(ii)    Acquiror is a registrant entitled to use Form S-3 or any successor thereto to register such Registrable Securities, then Acquiror shall use its best efforts to register under the Securities Act on Form S-3 or any successor thereto, in accordance with the method of disposition specified in such notice, the number of Registrable Securities specified in such notice; provided, however, that Acquiror shall not be obligated to register Registrable Securities pursuant to this Section 13(c) more than two (2) times in any calendar year; provided further that all Registration Expenses in connection with any registration requested pursuant to this Section 13(c) shall be borne by the Acquiror.
(d)    A registration requested pursuant to this Section 13 shall not be deemed to have been effected: (i) unless a registration statement with respect thereto has become effective; (ii) if after it has become effective, such registration is subject to any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason; (iii) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied; or (iv) unless the Holders of the Registrable Securities included in such registration are able to register and sell at least ninety percent (90%) of the Registrable Securities included in such registration at a price reasonably satisfactory to the Holders of a majority of the Registrable Securities included in such registration.
(e)    If a requested registration pursuant to this Section 13 involves an underwritten public offering, the underwriter or underwriters thereof shall be selected by Acquiror, provided that such underwriter or underwriters shall be reasonably acceptable to the Holders of a majority of the Registrable Securities to be included in such registration.
(f)    Anything in this Section 13 to the contrary notwithstanding, Acquiror will not be required to file a registration pursuant to this Section 13 within ninety (90) days after the effective date of the final prospectus for a previous registration pursuant to Sections 13(a) or Section 13(c). In addition, Acquiror will not be required to effect more than three (3) registrations under Section 13(a).
(g)    Notwithstanding any other provision of this Agreement, if the Board reasonably determines in good faith that the filing or effectiveness of a registration statement in connection with any requested registration under this Section 13 would be reasonably likely to materially and adversely affect any material contemplated acquisition, divestiture, registered primary offering or other action as to which Acquiror has then taken substantial steps, or would require disclosure of facts or circumstances, which disclosure would be reasonably likely to materially and adversely affect any material contemplated acquisition, divestiture, registered primary offering or other action as to which Acquiror has then taken substantial steps, then Acquiror may delay such registration for a period of up to ninety (90) days so long as Acquiror is still pursuing the action that allowed such delay. If Acquiror postpones the filing or effectiveness of a registration statement pursuant to this Section 13(g), it shall promptly notify the Holders of Registrable Securities included in such registration statement in writing when the events or circumstances permitting such postponement have ended.
(h)    If and whenever Acquiror is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in this Section 13, Acquiror will as expeditiously as practicable:
(i)    (A) prepare and file with the SEC a registration statement on the appropriate form which includes such Registrable Securities; (B) promptly respond to all comments received with respect to such registration statement and make and file all amendments thereto deemed necessary by Acquiror’s legal counsel; and (C) thereafter use its reasonable efforts to cause such registration statement to become effective at the earliest practicable date;
(ii)    prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement accurate and effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities and other securities covered by such registration statement until the earlier of such time as all of such Registrable Securities have been disposed of by the sellers thereof set forth in such registration statement or for nine (9) months;
(iii)    furnish to each such seller of Registrable Securities a copy of any amendment or supplement to such registration statement or prospectus;
(iv)    furnish to each seller of such Registrable Securities one (1) copy of such registration statement and of each such amendment thereof and supplement thereto (in each case including all exhibits and documents filed therewith), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents, if any, incorporated by reference in such registration statement or prospectus, and such other documents as such seller may reasonably request;
(v)    use its reasonable efforts to register or qualify all Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller thereof shall reasonably request, unless such registration or qualification is not required, and to keep such registration or qualification in effect for so long as such registration statement remains in effect and do any and all other acts and things that may be necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of its Registrable Securities covered by such registration statement, except that Acquiror shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this subdivision (v), be obligated to be so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;
(vi)    notify each seller of Registrable Securities of any stop order issued or threatened by the SEC and take all reasonable action required to prevent the entry of such stop order or to remove it if entered;

(vii)    if such registration statement relates to an underwritten public offering: (A) enter into an underwriting agreement with the underwriters for such offering containing such representations and warranties by Acquiror and such other terms as are generally prevailing in underwriting agreements of the same type, including indemnities to the effect and to the extent provided in Section 14; and (B) obtain and furnish to each seller of Registrable Securities a signed counterpart, addressed to such seller, of the legal opinions and accountants’ comfort letters which are to be delivered to the underwriters;
(viii)    make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of Acquiror, and cause Acquiror’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;
(ix)    promptly notify each seller whose Registrable Securities are covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and promptly prepare a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;
(x)    otherwise use its reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its securities holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first month of the first fiscal quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;
(xi)    use commercially reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange on which the Acquiror Common Stock is then listed, if eligible under the rules of such securities exchange;
(xii)    use commercially reasonable efforts to cause its management to participate fully in the sale process relating to such offering, including the preparation of the applicable registration statement and the preparation and presentation of any domestic “road shows”; and
(xiii)    take all such other commercially reasonable actions as are necessary or advisable to expedite or facilitate the disposition of the Registrable Securities covered by such registration statement.
(i)    As a condition precedent to its obligations under subsection (h) above, each seller of Registrable Securities as to which any registration is being effected shall furnish Acquiror such information regarding such seller and the intended distribution of its securities as Acquiror may from time to time reasonably request in writing and as shall be required by law or by the SEC in connection with such registration.
(j)    Each Holder agrees that upon receipt of any notice from Acquiror of the happening of any event of the kind described in Section 13(h)(ix), such Holder will forthwith discontinue such Holder’s disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 13(h)(ix) and, if so directed by Acquiror, will deliver to Acquiror (at Acquiror’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.
(k)    If any Holder participating in a registration hereunder disapproves of the terms of any offering, such Holder shall have the right, in its sole discretion, to withdraw such Holder's Registrable Securities from such registration by giving written notice to Holder and the managing underwriter (if any).
(l)    Acquiror will appropriately adjust the number of Registrable Securities upon a combination or subdivision of shares.
(m)    If and to the extent requested by the managing underwriter in connection with any underwritten public offering of Registrable Securities, each Holder shall agree in writing that such Holder will not, without the consent of the managing underwriter for such offering (except for shares included in such offering), effect any sale or distribution of any Registrable Securities, or any securities convertible into, or exercisable or exchangeable for, Registrable Securities for a period of one hundred eighty (180) days after the effective date of the registration statement relating to such underwritten public offering or ninety (90) days after the date of the final prospectus included in the registration statement relating to, or the closing of, any other offering; provided, however, that Acquiror’s executive officers and directors shall have entered into similar agreements.
(n)    If and to the extent requested by the managing underwriter in connection with any underwritten public offering at the request of the Holders pursuant to Section 13, Acquiror shall agree not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, for its own account, during the seven (7) days prior to and for a period of up to one hundred eighty (180) days following the effective date of the registration statement relating to, or the closing of, any offering (except as part of such underwritten registration or pursuant to a registration on Form S‑4 or Form S‑8).
(o)    For purposes of this Section 13 the following terms shall have the following definitions:
(i)    “Holder” means Shareholder and any Person who subsequently becomes a transferee of Registrable Securities and a party to this Agreement for purposes of Sections 13 and 14 hereof in accordance with Section 19(i).
(ii)    “Registrable Securities” means the Original Shares and any shares of Acquiror Common stock issued or issuable with respect to the Original Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.
(p)    “Registration Expenses” means all expenses incident to Acquiror’s performance of or compliance with its obligations under this Section 13, including: all SEC and any stock exchange registration, listing, filing or Financial Industry Regulatory Authority, Inc. fees; all fees and expenses of complying with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications); all messenger and delivery expenses; the fees and disbursements of counsel for Acquiror and of its independent public accountants, including the expenses of any special audits or “comfort” letters required by or incident to such performance and compliance; any fees and disbursements of underwriters customarily paid by issuers or sellers of securities and the reasonable fees and expenses of any special experts retained in connection with the requested registration; and the fees and disbursements of one counsel for the Holders, chosen by the Holders of a majority of the Registrable Securities included in any registration under this Section 13, but excluding underwriting discounts and commissions, stock transfer taxes (if any) and fees and disbursements of any additional counsel employed by any such Holder.
Section 14.    Indemnification.
(a)    In the event of any registration of any securities of Acquiror under the Securities Act pursuant to Section 13, Acquiror will, and hereby does, in the case of any registration statement filed pursuant to Section 13, indemnify and hold harmless the seller of any Registrable Securities covered by such registration statement, its directors and officers, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller or any such director, officer or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and Acquiror will reimburse such seller and each such director, officer, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, (i) that this indemnity shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of Acquiror, which consent shall not be unreasonably withheld, (ii) that Acquiror shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished by or on behalf of any seller expressly for use in connection with such registration statement, and (iii) that Acquiror shall have no obligation to indemnify any Person for such Person’s gross negligence or willful misconduct. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, underwriter or controlling person and shall survive the transfer of such securities by such seller.
(b)    Acquiror may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Section 13, that Acquiror shall have received an undertaking satisfactory to it from the prospective seller of such Registrable Securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 14(a)) Acquiror, its directors and officers and each other Person, if any, who controls Acquiror within the meaning of the Securities Act, and any other holder selling Registrable Securities, against any losses, claims, damages or liabilities, joint or several, to which such Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act in such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished by or on behalf of such seller expressly for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided, however, (i) that this indemnity shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of such seller, which consent shall not be unreasonably withheld, and (ii) that the seller(s) shall have no obligation to indemnify any Person for such Person’s gross negligence or willful misconduct. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of Acquiror or any such director, officer or controlling Person and shall survive the transfer of such securities by such seller.
(c)    Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Section 14(a) or Section 14(b), such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 14(a) or Section 14(b), as the case may be, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.
(d)    The indemnification required by this Section 14 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.
(e)    If the indemnification provided for in this Section 14 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying and indemnified party in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. In no event shall the liability of any seller of Registrable Securities hereunder be greater in amount than the net amount received by such seller from the sale of Registrable Securities pursuant to such registration statement. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 14(e) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in this Section 14(e). No Person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
Section 15.    Term; Suspension of Registration Rights. This Agreement shall terminate upon the termination of the Merger Agreement pursuant to Section 11.1 thereof. Sections 13 and 14 of this Agreement shall terminate on the date on which no Holder beneficially owns any Registrable Securities representing at least ten percent (10%) of the Original Shares; provided, however, that, the indemnification rights and obligations pursuant to Section 14, as well as any party’s obligations to pay Registration Expenses pursuant to this Agreement, shall survive with respect to any registration statement in which any Registrable Securities of the Holders were included; provided further, that Acquiror shall be obligated to comply with any request for registration of Registrable Securities received under Section 13 prior to such termination date, whether or not such registration has been completed by the date on which Sections 13 and 14 of this Agreement terminate.
Section 16.    Specific Performance. Each party hereto acknowledges that it will be impossible to measure in money the damage to the other party if a party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other party will not have an adequate remedy at law or damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the seeking of such relief on the basis that the other party has an adequate remedy at law. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with the other party’s seeking or obtaining such equitable relief.
Section 17.    Entire Agreement. This Agreement, together with the Merger Agreement and any and all other agreements contemplated thereby, supersedes all prior agreements, written or oral, between the parties hereto with respect to the subject matter hereof and contains the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended or supplemented, and no provisions hereof may be modified or waived, except by an instrument in writing signed by all of the parties hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.
Section 18.    Notices. All notices, requests, claims, demands, and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a portable data file (“PDF”) of the document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 18):

If to Acquiror, to:
MidWestOne Financial Group, Inc.
102 S. Clinton St.
Iowa City, IA 52240
Attention: Charles N. Funk
Telephone:    (319) 356-5800
Facsimile:    (319) 356-5849
Electronic mail:    cfunk@midwestone.com

with copies to:
Barack Ferrazzano Kirschbaum & Nagelberg LLP
200 W. Madison St., Suite 3900
Chicago, IL 60606
Attention: Robert M. Fleetwood
Telephone:    (312) 629-7329
Facsimile:    (312) 984-3150
Electronic mail:    robert.fleetwood@bfkn.com

If to Shareholder, Individual, Insurance Agency Shareholder or Trust Preferred Security Holder to:
Kurt R. Weise
c/o Central Bank
945 Winnetka Ave N., Suite 145
Golden Valley MN 55427

with copies to:
Karen L. Grandstrand
Fredrikson & Byron, P.A.
200 South Sixth Street,  Suite 4000
Minneapolis, MN 55402
Telephone:    (612) 492-7153
Facsimile:    (612) 492-7077
Electronic mail:    kgrandstrand@fredlaw.com

Section 19.    Miscellaneous.
(a)    This Agreement shall be governed by and construed in accordance with the internal laws of the State of Iowa without giving effect to any choice or conflict of law provision that would cause the application of laws of any jurisdiction other than those of the State of Iowa, except to the extent that the federal laws of the United States apply. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in the courts of the State of Iowa located in the County of Johnson, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of Iowa, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by mail to such party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
(b)    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT: (i) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION; (ii) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (iv) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS AGREEMENT.
(c)    If any term or provision of this Agreement is held by a final and unappealable order or judgment of a court of competent jurisdiction to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.
(d)    This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed and accepted by facsimile or PDF signature and any such signature shall be of the same force and effect as an original signature.
(e)    All words used in this Agreement will be construed to be of such gender or number as the circumstances require, all references to sections, are to sections of this Agreement unless otherwise specified, and “including” means “including, but not limited to.”
(f)    Each party hereto shall execute and deliver such additional documents as may be necessary or desirable to effect the transactions contemplated by this Agreement.
(g)    All section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.
(h)    Each of Shareholder, Insurance Agency Shareholder, Trust Preferred Security Holder and Individual acknowledges that it or he has had an opportunity to be advised by counsel of its or his choosing with regard to this Agreement and the transactions and consequences contemplated hereby.
(i)    This Agreement shall be binding upon and inure to the benefit of Acquiror, Shareholder, Insurance Agency Shareholder, Trust Preferred Security Holder and Individual and their respective successors and permitted assigns. This Agreement generally may be assigned only by Acquiror, and then only to an Affiliate of Acquiror; provided, however, that Shareholder may assign, at any time, any or all of its rights pursuant to Sections 13 and 14 with respect to any Registrable Securities held by Shareholder (but only with all related obligations) to any Affiliate of Shareholder to whom Shareholder transfers or assigns any Registrable Securities; provided, further, that: (i) Acquiror is, within thirty (30) Business Days after such transfer or assignment, furnished with written notice of the name and address of such transferee(s) or assignee(s) and the securities with respect to which such registration rights are being assigned; and (b) each such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of Sections 13–19 of this Agreement through the execution and delivery of a joinder, substantially in the form of Exhibit B.
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IN WITNESS WHEREOF, the parties hereto have executed this Agreement individually, or have caused this Agreement to be executed by their respective officers, on the day and year first written above.

MIDWESTONE FINANCIAL GROUP, INC. By: /s/ Charles N. Funk Charles N. Funk President and Chief Executive Officer	JOHN M. MORRISON REVOCABLE TRUST #4 By: /s/John M. Morrison Name: John M. Morrison Title: Trustee

RIVERBANK INSURANCE CENTER, INC. By: /s/John M. Morrison Name: John M. Morrison Title: President	CBS, LLC By: /s/John M. Morrison Name: John M. Morrison Title: Chief Manager and President

JOHN M. MORRISON /s/ John M. Morrison John M. Morrison

[Signature Page to Shareholder Agreement]

EXHIBIT A
TRUST PREFERRED SECURITIES PREMIUM

PREMIUM PAYMENT DATE (ANNIVERSARY OF EFFECTIVE TIME)	PREMIUM ON $3,000,000 LIQUIDATION AMOUNT OF TRUST PREFERRED SECURITIES
Three-month anniversary	$11,250
Six-month anniversary	$22,500
Nine-month anniversary	$33,750
One-year anniversary	$45,000
Fifteen-month anniversary	$56,250
Eighteen-month anniversary	$67,500
Twenty-one-month anniversary	$78,750
Two-year anniversary	$90,000

A-1

EXHIBIT B
FORM OF JOINDER TO THE SHAREHOLDER AGREEMENT
THIS JOINDER (this “Joinder”) is made and entered into as of _______________________, by and between MidWestOne Financial Group, Inc., an Iowa corporation (“Acquiror”), and __________________ (“Holder”). This Joinder joins Holder to the Shareholder Agreement (the “Agreement”), dated as of November 20, 2014, by and among Acquiror, Insurance Agency Shareholder, Trust Preferred Security Holder, Shareholder and Individual (each, as defined in the Agreement), for purposes of Sections 13–19 thereof. Capitalized terms used in this Joinder but not otherwise defined will have the meanings set forth in the Agreement.
WHEREAS, Holder has acquired from Shareholder, either directly or indirectly, shares of the Registrible Securities (the “Transferred Shares”);
WHEREAS, Shareholder desires to assign to Holder certain registration rights in accordance with the terms of the Agreement; and
WHEREAS, it is a condition to the transfer or grant of such rights to Holder that Holder agrees to be bound by the terms of Sections 13–19 of the Agreement;
NOW, THEREFORE, in consideration of the mutual covenants contained in this Joinder and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder hereby agree as follows:
Section 1.    Agreement to Be Bound. Holder and Acquiror agree that upon execution of this Joinder, Holder will become a party to the Agreement for purposes of Sections 13–19 thereof and will be fully bound by, and subject to all of the covenants, terms and conditions of such Sections as though an original party to the Agreement, and the Transferred Shares will be deemed Registrable Securities for all purposes of the Agreement, subject to the terms and conditions contained in the Agreement.
Section 2.    Successors and Assigns. Except as otherwise provided in this Joinder, this Joinder shall be binding upon and inure to the benefit of Acquiror and Holder and their respective successors and permitted assigns. This Agreement generally may be assigned only by Acquiror, and then only to an Affiliate of Acquiror; provided, however, that Holder may assign, at any time, any or all of its rights pursuant to Sections 13 and 14 of the Agreement with respect to any Registrable Securities held by Holder (but only with all related obligations) to any Affiliate of Shareholder to whom Holder transfers or assigns any Registrable Securities subject to the terms and conditions of Section 19(i) of the Agreement.
Section 3.    Counterparts. This Joinder may be executed in multiple counterparts (including facsimile and electronic counterparts), each of which shall be deemed to be an original and shall be binding upon the party who executed the same, and all of which taken together shall constitute one and the same agreement.
Section 4.    Governing Law. All issues and questions concerning the application, construction, validity, interpretation and enforcement of this Joinder shall be governed by, and construed in accordance with the laws of the State of Iowa, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Iowa or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Iowa.

Section 5.    Descriptive Headings. The headings in this Joinder are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Joinder or any provision of this Joinder.
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IN WITNESS WHEREOF, the parties to this Joinder have executed this Joinder as of the date first above written.

MIDWESTONE FINANCIAL GROUP, INC. By: Name: Title:	HOLDER: By: Name: Title: